UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

AIKIDO PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 5, 2021, AIkido Pharma, Inc. (“ the Company”) entered into an exclusive patent license agreement (the “Agreement”) with Silo Pharma Inc., a Delaware corporation and Silo Pharma Inc., a Florida corporation, and their affiliates/subsidiaries (collectively, “Silo Pharma”). Pursuant to the Agreement, Silo Pharma granted the Company a worldwide exclusive, sublicensable, royalty-bearing license to certain Silo Pharma owned provisional patent applications directed to the use of psilocybin in cancer treatment, and any patents issuing therefrom, including all continuations, continuations-in-part, divisions, extensions, substitutions, reissues, re-examinations, and any applications and all patents issuing from any applications and patents that claim domestic benefit or foreign priority to the provisional patent applications (the “Licensed Patents”). The license is for “Field of Use” (as defined in the Agreement) of “treatment of cancer and symptoms caused by cancer, including but not limited to pain, nausea, neuroinflammation, brain and neural dysfunction, depression, seizures, confusion, dizziness, numbness/tingling, dysfunction of the senses and all other symptoms that are caused by cancer of any type.”

As consideration for the license of the Licensed Patents, the Company shall issue and deliver to Silo Pharma 500 shares of the Company’s Series M Convertible Preferred Stock. The Company paid a one-time nonrefundable cash payment of five-hundred thousand US Dollars ($500,000.00) to Silo Pharma. The Company shall also pay Silo Pharma a running royalty equal to two percent (2%) of “net sales” (as such term is defined in the Agreement). The Agreement grants the Company an option to license any Silo Pharma Improvement Patents as specified in the Agreement.

Under the Agreement, Silo Pharma is required to prepare file, prosecute, and maintain the Licensed Patents.

Unless earlier terminated, the term of the license to the Licensed Patents will continue until the expiration or abandonment of all issued patents and filed patent applications within the Licensed Patents. Silo Pharma may terminate the Agreement upon thirty (30) day written notice if the Company fails to pay any amounts due and payable to Silo Pharma or if the Company or any of its affiliates brings a patent challenge against Silo Pharma, assists others in bringing a legal or administrative challenge to the validity, scope, or enforceability of or opposes any of the Licensed Patents (“Patent Challenge”) against Silo Pharma (except as required under a court order or subpoena).The Company may terminate the Agreement at any time without cause, and without incurring any additional penalty, (i) by providing at least thirty (30) days’ prior written notice and paying Silo Pharma all amounts due to it through such termination effective date. Either party may terminate the Agreement for material breaches that have failed to be cured within sixty (60) days after receiving written notice.

The Agreement also grants the Company a contingent right (“Contingent Right to License the UMB Patent Rights”), to negotiate with Silo Pharma, to obtain a nonexclusive sublicense in the field of cancer and treating cancer, including neuroinflammatory diseases occurring in any patient diagnosed with cancer (the “Field”), in the event Silo Pharma exercises its option (“Silo Pharma Option”) to enter into a license with the University of Maryland, Baltimore (“UMB”), pursuant to a Commercial Evaluation License and Option Agreement between Silo Pharma and UMB, having an Effective Date of July 15, 2020 (“UMB Agreement”). The UMB Agreement relates to certain UMB patent rights directed to central nervous system homing peptides and uses thereof (“UMB Patent Rights”).

The Contingent Right to License the UMB Patent Rights shall be to the full extent permitted by and on terms and conditions required by UMB for a term consistent with the term of patent and technology licenses that UMB normally grants. Silo Pharma must exercise the SiloPharma Option by January 15, 2021, in accordance with the terms of the UMB Agreement. In the event that Silo Pharma exercises its Option and executes a license with UMB to the UMB Patent Rights, within forty (40) days after the execution of such UMB License, for consideration to be agreed upon and paid from the Company, which consideration shall in no event exceed 110% of any fee payable by Silo Pharma to UMB for the right to sublicense the UMB Patent Rights, Silo Pharma shall grant the Company a nonexclusive sublicense in the United States to the UMB Patent Rights in the Field, subject to the terms of any UMB License Licensor obtains, including any royalty obligations on sublicensees required under any such sublicense.

The Company has agreed to indemnify Silo Pharma and Silo Pharma has agreed to indemnify the Company in connection with a breach of any representation, warranty, covenant, or obligation under the Agreement, except in each case to the extent any actions are caused by Silo Pharma or one of its affiliates/subsidiaries gross negligence or willful misconduct.

The Agreement contains mutual representations and warranties, as reflected in the Agreement, , including representations and warranties that Silo Pharma will comply with all terms of the UMB Agreement to preserve its rights in the Option and that Silo Pharma intends to and will make its best commercial efforts to exercise its option and take a UMB License under the UMB Agreement during the Term of the UMB Agreement in compliance with the terms of the UMB Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2021, the Company filed a Certificate of Designation (the “Certificate of Designation”) of Series M Convertible Preferred Stock (the “Series M Preferred Stock”) with the Secretary of the State of Delaware.

Pursuant to the Certificate of Designation, holders of the Series M Preferred Stock are not entitled to receive an annual dividend.

With respect to a vote of stockholders for or against a potential reverse stock split of the Company’s shares of common stock, par value $0.0001 (the “Common Stock”), each holder of Series M Preferred Stock are entitled to vote 20,000 shares of Common Stock for each share of Series M Preferred Stock. For all other matters, each holder of Series M Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series M Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. The Series M Preferred Stock shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class.

The Series M Preferred Stock will be convertible upon the earlier of: (A) the date on which the Company receives approval by its stockholders of a reverse stock split of its Common Stock or (B) December 31, 2021. Once the Series M Preferred Stock becomes convertible, it may be converted into Common Stock at price of $0.80 per share of Series M Preferred Stock ($0.80 was the minimum price of the Company’s Common Stock on Nasdaq on the execution date of the Agreement). In addition, the Company has the right to cause all Series M Preferred Stock to convert into Common Stock at any time after the date on which the Company receives approval by its stockholders of a reverse stock split of its Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series M Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock and other holders of preferred stock of the Company an amount per share equal to the sum of the original issue price for each outstanding share of Series M Preferred Stock.

The Company filed with the Secretary of State of Delaware a Certificate of Designation, a copy of which is attached as Exhibit 3.1 and is incorporated by reference herein, the foregoing description of the Series M Preferred Stock is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Title of Document
3.1	Certificate of Designation of Series M Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer
Dated: January 11, 2021

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